UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            December 6, 2021

ENERTOPIA CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#18, 1873 Spall Road, Kelowna, BC	V1Y 4R2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code         250-870-2219

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENRT	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On December 6, Enertopia Corp. ("we", "us", "our, the "Company") entered into the following agreements:

1. Asset purchase agreement with Terry Galyon ("Galyon") pursuant to which the Company will acquire all of Galyon's right, title and interest in and to and under all IP assets (as defined in the agreement), including all past and future income, royalties, damages and payments due to such IP assets, free and clear of all encumbrances (the "Purchase Agreement").  Pursuant to the Purchase Agreement, Galyon has been issued 1,000,000 shares of the Company at a deemed price of US$0.05 per share.  An additional 1,000,000 shares of the Company have been issued to Galyon which are subject to escrow restrictions pursuant to an escrow agreement (the "Escrowed Shares").  The Escrowed Shares will be released upon provisional patents being approved by US patent office.  If no patents relating to or in connection with the purchased Hydrogen technology (the "New Patents") are approved within thirty (30) months from the Closing Date, the Escrowed Shares will be cancelled.  If any New Patents are being reviewed by the United States Patent Office within thirty (30) months, the Escrowed Shares shall not be cancelled and shall remain in escrow until the New Patents are approved by the United States Patent Office.

2. Technology Advisor Consulting Agreement with Terry Galyon (the "Consulting Agreement") pursuant to which Galyon will provide general consulting services to the Company.  The Consulting Agreement is for an initial term of 12 months, continuing month to month thereafter and either party may terminate the agreement without cause by giving 60 days' prior notice.  The stock options are governed by the Company's 2014 stock option plan registered on Form S-8 filed on January 25, 2021.

On December 6, 2020, the Company granted 1,000,000 stock options pursuant to its stock option plan to the parties named below at an exercise price of $0.07, vesting immediately and expiring on December 6, 2026:

Name of Optionee	Amount of Stock Options Granted
Robert McAllister	250,000
Mark Snyder	250,000
Terry Galyon	500,000

The 2,000,000 shares issued pursuant to the Purchase Agreement were issued to a U.S. resident pursuant to Rule 506 and/or section 4(a)(2) of the United States Securities Act of 1933.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERTOPIA CORP.

/s/ Robert McAllister
Robert McAllister
President and Director

December 9, 2021